UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

EATON VANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 9.01. Financial Statements and Exhibits

     Registrant has reported its results of operations for the three and nine months ended July 31, 2008, as described in Registrant’s news release dated August 20, 2008, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.	Document
99.1	Press release issued by the Registrant dated August 20, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	August 20, 2008	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description
99.1	Copy of Registrant's news release dated August 20, 2008.

Exhibit 99.1

August 20, 2008 FOR IMMEDIATE RELEASE

EATON VANCE CORP. REPORT FOR THE THREE MONTHS AND NINE MONTHS ENDED July 31, 2008

Boston, MA—Eaton Vance reported earnings per diluted share of $0.40 in the third quarter of fiscal 2008 compared to earnings per diluted share of $0.41 in the third quarter of fiscal 2007. Net inflows of $5.8 billion in the third quarter of fiscal 2008 compare to net inflows of $4.2 billion, or $2.9 billion excluding closed-end fund flows, in the third quarter of fiscal 2007 and net inflows of $4.9 billion in the second quarter of fiscal 2008. Assets under management on July 31, 2008 were $155.8 billion, a decrease of $3.3 billion, or 2 percent, from April 30, 2008 as net inflows in the quarter were more than offset by market value declines of managed assets related to weak equity and credit markets.

The Company earned $1.28 per diluted share in the first nine months of fiscal 2008 compared to earnings of $0.60 per diluted share in the first nine months of fiscal 2007. Net inflows of $14.4 billion in the first nine months of fiscal 2008 compare to net inflows of $20.7 billion, or $10.8 billion excluding closed-end fund flows, in the first nine months of fiscal 2007.

“The fiscal quarter’s net inflows of $5.8 billion represent an annualized internal growth rate of 15%, one of the highest growth rates in recent Company history,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Attaining this level of growth in today’s challenging market environment speaks to the strength of our investment teams and the success of ongoing initiatives to enhance our distribution and service capabilities. Strong internal growth positions the Company for higher levels of financial performance as markets stabilize.”

Assets under management increased $3.5 billion, or 2 percent, to $155.8 billion on July 31, 2008 from $152.3 billion on July 31, 2007, a period in which the S&P 500 Index was down 13 percent. The growth in assets under management over the past twelve months reflects long-term fund and separate account net inflows of $16.6 billion offset by net price declines of managed assets of $13.0 billion. Gross sales and other inflows into long-term funds and separate accounts during the twelve months ended July 31, 2008 totaled $43.4 billion.

Third Quarter Highlights

Gross sales and other inflows into long-term funds and separate accounts increased 4 percent to $11.8 billion in the third quarter of fiscal 2008 from $11.4 billion in the third quarter of fiscal 2007. Excluding the $1.3 billion in closed-end fund inflows in the third quarter of fiscal 2007, gross inflows in the third quarter of fiscal 2008 increased by 17 percent over the prior period. Open-end fund net inflows increased 55 percent to $3.1 billion in the third quarter of fiscal 2008 from $2.0 billion a year earlier, reflecting a $1.5 billion increase in equity fund net inflows and a $0.6 billion decrease in fixed income fund net inflows. Retail managed account net inflows increased 33 percent to $1.6 billion in the third quarter of fiscal 2008 from $1.2 billion in the same period last fiscal year. The increase reflects continued strong net sales of Parametric Portfolio Associates’ overlay and tax-efficient core equity products and Eaton Vance Management’s large-cap value product. Institutional and high-net-worth separate account net inflows were $1.2 billion in the third quarter of fiscal 2008 compared to net outflows of $0.2 billion in the third quarter of fiscal 2007, primarily reflecting inflows to Parametric Portfolio Associates and Eaton Vance Management. Tables 1-4 summarize the Company’s assets under management and asset flows by investment category.

In evaluating operating performance, the Company considers operating income and net income, which are calculated on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), as well as adjusted operating income, a non-GAAP performance measure. Adjusted operating income is defined as operating income plus closed-end fund structuring fees and one-time payments, stock-based compensation and the write-off of any intangible assets associated with the Company’s acquisitions. The Company believes that adjusted operating income is a key indicator of the Company’s ongoing profitability and therefore uses this measure as the basis for calculating performance-based management incentives. Adjusted operating income is not, and should not be construed to be, a substitute for operating income computed in accordance with GAAP. However, in assessing the performance of the business, management and the Board of Directors look at adjusted operating income as a measure of underlying performance, since amounts resulting from one-time events (e.g., the offering of a closed-end fund) do not necessarily represent normal results of operations. In addition, when assessing performance, management and the Board look at performance both with and without stock-based compensation.

Adjusted operating income decreased 9 percent to $101.8 million in the third quarter of fiscal 2008 from $112.3 million in the third quarter of fiscal 2007.

The following table provides a reconciliation of operating income to adjusted operating income for the periods presented:

Reconciliation of Operating Income to Adjusted Operating Income

	For the Three Months			For the Nine Months
	Ended			Ended
	July 31,			July 31,

			%			%
(in thousands)	2008	2007	Change	2008	2007	Change

Operating income	$92,085	$ 88,858	4%	$287,397	$127,147	126%
Closed-end fund structuring	-	12,562	NM	-	75,998	NM
fees
Payments to terminate closed-
end fund compensation
agreements	-	-	-	-	52,178	NM
Stock-based compensation	9,707	10,914	(11%)	30,374	33,390	(9%)

Adjusted operating income	$101,792	$112,334	(9%)	$317,771	$288,713	10%

Revenue in the third quarter of fiscal 2008 decreased $4.1 million, or 1 percent, to $282.8 million from revenue of $286.9 million in the third quarter of fiscal 2007. Investment advisory and administration fees increased 3 percent to $211.3 million, reflecting a 4 percent increase in average assets under management. Distribution and underwriter fees decreased 19 percent due to a decrease in average fund assets that pay these fees. Service fee revenue decreased 1 percent due to a decrease in average fund assets subject to service fees. Other revenue declined in the third quarter of fiscal 2008 due to realized and unrealized losses incurred on securities held in the portfolios of consolidated funds.

Operating expenses in the third quarter of fiscal 2008 decreased 4 percent to $190.7 million compared to operating expenses of $198.1 million in the third quarter of fiscal 2007 due to onetime distribution expenses in the third quarter of fiscal 2007 of $14.8 million, or approximately $0.07 per diluted share. These expenses consisted of structuring fee payments of $12.6 million and sales-based compensation of $2.2 million incurred in connection with closed-end fund sales during the period. Excluding one-time distribution expenses, operating expenses increased by 4 percent in the third quarter of fiscal 2008 compared to the third quarter of fiscal 2007.

Compensation expense remained flat in the third quarter of fiscal 2008 compared to the third quarter of fiscal 2007, as increases in employee headcount and base salary and benefit costs were offset by reduced bonus accruals and lower sales-based incentives and stock-based compensation. Distribution expense decreased 32 percent in the third quarter of fiscal 2008 over the same period a year earlier, reflecting the closed-end fund structuring fee payments in the third quarter of fiscal 2007 described in the previous paragraph. Excluding these payments, distribution expense decreased 5 percent in the third quarter of fiscal 2008 compared to the same period a year earlier due primarily to a decrease in commissions paid on certain sales of Class A shares. Service fee expense increased 6 percent, in line with the increase in assets over one year old subject to service fees. Fund expenses increased 19 percent due to growth in fund assets for which the Company employs and pays a subadvisor. Other expenses increased 31 percent, primarily due to increases in information technology and facilities expenses related to the Company’s pending move to a new headquarters in downtown Boston.

Despite higher average cash and short-term investment balances in the third quarter of fiscal 2008 compared to the third quarter of fiscal 2007, interest income decreased 11 percent due to a lower effective interest rate earned on cash and short-term investments. Interest expense in the third quarter of fiscal 2008 increased $8.4 million from the third quarter of fiscal 2007 due to the debt offering completed in the fourth quarter of fiscal 2007. The Company’s effective tax rate, calculated as a percentage of income before minority interest and equity in net income of affiliates, was 40.5 percent and 38.8 percent in the third quarter of fiscal 2008 and fiscal 2007, respectively.

Net income in the third quarter of fiscal 2008 was $49.6 million compared to $55.8 million in the third quarter of fiscal 2007.

Nine Month Highlights

Revenue in the first nine months of fiscal 2008 increased $55.7 million, or 7 percent, to $846.0 million compared to revenue in the first nine months of fiscal 2007 of $790.3 million. Investment advisory and administration fees increased 11 percent to $623.7 million, reflecting a 10 percent increase in average assets under management and a higher effective management fee rate. Distribution and underwriter fees decreased 9 percent due to a decrease in average fund assets that pay these fees. Service fee revenue increased 4 percent due to the increase in average fund assets that pay service fees. The decrease in other revenue in the first nine months of fiscal 2008 can be attributed primarily to realized and unrealized losses on securities held in the portfolios of consolidated funds.

Operating expenses in the first nine months of fiscal 2008 decreased 16 percent to $558.6 million compared to operating expenses of $663.1 million in the first nine months of fiscal 2007, largely due to one-time distribution expenses in the first nine months of fiscal 2007 of $143.0 million, or $0.65 per diluted share. These expenses consisted of structuring fee payments of $76.0 million and sales-based compensation of $14.8 million incurred in connection with $9.9 billion of closed-end fund sales during the first nine months of fiscal 2007 and one-time payments of $52.2 million made to terminate the Company’s compensation agreements with Merrill Lynch and AG Edwards related to certain closed-end funds offered in 2007 and prior years. Excluding these one-time distribution-related expenses, operating expenses increased by 7 percent in the first nine months of fiscal 2008 compared to the first nine months of fiscal 2007.

Compensation expense in the first nine months of fiscal 2008 remained flat, as increases in employee headcount, base salaries and higher bonus accruals were offset by lower sales-based incentives in the first nine months of fiscal 2008 compared to the first nine months of fiscal 2007 due to the closed-end fund sales in the prior period. Distribution expense decreased 58 percent in the first nine months of fiscal 2008, reflecting the closed-end fund structuring fees and compensation agreement termination payments in the first nine months of fiscal 2007 described in the previous paragraph. Excluding these payments, distribution expense was flat in the first nine months of fiscal 2008. Service fee expense increased 11 percent, in line with the increase in assets subject to service fees. Fund expenses increased 34 percent due to growth in fund assets for which the Company employs and pays a subadvisor. Other expenses increased 23 percent, primarily due to increases in information technology and facilities expenses.

Interest income in the first nine months of fiscal 2008 increased 36 percent from the first nine months of fiscal 2007 due to an increase in average cash and short-term investment balances. Interest expense in the first nine months of fiscal 2008 increased $25.1 million from the first nine months of fiscal 2007 due to the debt offering completed in the fourth quarter of fiscal 2007. The Company’s effective tax rate, calculated as a percentage of income before minority interest and equity in net income of affiliates, was 39.0 percent and 38.7 percent in the first nine months of fiscal 2008 and fiscal 2007, respectively. Net income in the first nine months of fiscal 2008 was $160.7 million compared to $81.4 million in the first nine months of fiscal 2007.

Cash and cash equivalents and short-term investments decreased to $380.5 million on July 31, 2008 from $485.1 million on October 31, 2007. The Company’s strong operating cash flows in the last twelve months, combined with the proceeds from the debt offering completed in the fourth quarter of fiscal 2007 enabled it to fund $410.8 million in share repurchases and $67.4 million in dividends to shareholders over the period. There were no outstanding borrowings against the Company’s $200.0 million credit facility on July 31, 2008.

During the first nine months of fiscal 2008, the Company repurchased and retired 4.0 million shares of its non-voting common stock at an average price of $42.99 per share under its repurchase authorization. Approximately 3.2 million shares remain of the current 8.0 million share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV. Through its subsidiaries, Eaton Vance Corp. manages funds and separate accounts for individual and institutional clients.

This news release contains statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended				Nine Months Ended

	July 31,	July 31,	%	July 31,	July 31,	%
	2008	2007	Change	2008	2007	Change

Revenue:
Investment advisory and administration fees	$ 211,311	$ 205,892	3%	$ 623,735	$ 560,726	11%
Distribution and underwriter fees	31,305	38,738	(19)	100,841	110,703	(9)
Service fees	40,348	40,880	(1)	119,208	114,120	4
Other revenue	(152)	1,422	NM	2,250	4,743	(53)

Total revenue	282,812	286,932	(1)	846,034	790,292	7

Expenses:
Compensation of officers and employees	79,495	79,862	(0)	236,666	237,005	(0)
Distribution expense	30,661	44,788	(32)	92,021	221,325	(58)
Service fee expense	33,923	32,113	6	98,821	88,797	11
Amortization of deferred sales commissions	11,391	13,931	(18)	37,009	40,902	(10)
Fund expenses	6,521	5,490	19	18,947	14,164	34
Other expenses	28,736	21,890	31	75,173	60,952	23

Total expenses	190,727	198,074	(4)	558,637	663,145	(16)

Operating Income	92,085	88,858	4	287,397	127,147	126

Other Income/(Expense):
Interest income	2,376	2,667	(11)	9,501	7,002	36
Interest expense	(8,411)	(58)	NM	(25,230)	(142)	NM
Gains/(losses) on investments	(332)	1,106	NM	(97)	2,779	NM
Unrealized losses on investments	(259)	-	NM	(696)	-	NM
Foreign currency losses	(58)	(95)	(39)	(90)	(228)	(61)

Income Before Income Taxes, Minority Interest and
Equity in Net Income of Affiliates	85,401	92,478	(8)	270,785	136,558	98

Income Taxes	(34,620)	(35,869)	(3)	(105,552)	(52,840)	100

Minority Interest	(1,445)	(1,440)	0	(6,849)	(4,316)	59

Equity in Net Income of Affiliates, Net of Tax	285	607	(53)	2,327	2,026	15

Net Income	$ 49,621	$ 55,776	(11)	$ 160,711	$ 81,428	97

Earnings Per Share:
Basic	$ 0.43	$ 0.45	(4)	$ 1.39	$ 0.65	114
Diluted	$ 0.40	$ 0.41	(2)	$ 1.28	$ 0.60	113

Dividends Declared, Per Share	$ 0.15	$ 0.12	25	$ 0.45	$ 0.36	25

Weighted Average Shares Outstanding:
Basic	115,926	124,818	(7)	115,848	125,649	(8)
Diluted	125,325	135,824	(8)	125,088	135,890	(8)

Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,	July 31,
	2008	2007	2007

ASSETS
Current Assets:
Cash and cash equivalents	$ 329,881	$ 434,957	$ 136,081
Short-term investments	50,627	50,183	-
Investment advisory fees and other receivables	107,771	116,979	112,581
Other current assets	8,633	8,033	8,111
Total current assets	496,912	610,152	256,773

Other Assets:
Deferred sales commissions	80,264	99,670	105,821
Goodwill	122,229	103,003	103,003
Other intangible assets, net	40,591	35,988	35,953
Long-term investments	106,161	86,111	87,595
Deferred income taxes	40,369	-	-
Equipment and leasehold improvements, net	30,524	26,247	22,987
Other assets	5,045	5,660	558
Total other assets	425,183	356,679	355,917

Total assets	$ 922,095	$ 966,831	$ 612,690

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued compensation	$ 83,879	$ 106,167	$ 77,906
Accounts payable and accrued expenses	54,476	66,955	52,000
Dividend payable	17,405	17,780	14,886
Taxes payable	-	21,107	24,874
Deferred income taxes	17,492	-	-
Other current liabilities	11,592	5,690	5,931
Total current liabilities	184,844	217,699	175,597
Long-Term Liabilities:
Long-term debt	500,000	500,000	-
Taxes payable	1,039	-	-
Deferred income taxes	-	11,740	17,490
Total long-term liabilities	501,039	511,740	17,490
Total liabilities	685,883	729,439	193,087
Minority interest	8,779	8,224	9,561
Commitments and contingencies	-	-	-

Shareholders' Equity:
Voting common stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued, 390,009, 371,386 and 371,386 shares, respectively	2	1	1
Non-voting common stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued, 115,646,439, 117,798,378 and 123,223,109 shares, respectively	452	460	481
Notes receivable from stock option exercises	(4,509)	(2,342)	(2,574)
Accumulated other comprehensive income	(283)	3,193	6,091
Retained earnings	231,771	227,856	406,043

Total shareholders' equity	227,433	229,168	410,042

Total liabilities and shareholders' equity	$ 922,095	$ 966,831	$ 612,690

Table 1				Table 2
Asset Flows (in millions)				Assets Under Management
Twelve Months Ended July 31, 2008				By Investment Category (in millions)

Assets 7/31/2007 - beginning of period	$ 152,339		July 31,	October 31,	%	July 31,	%
Long-term fund sales and inflows	26,839		2008	2007	Change	2007	Change
Long-term fund redemptions and outflows	(18,856)	Equity Funds	$ 67,164	$ 72,928	-8%	$ 67,273	0%
Long-term fund net exchanges	(243)	Fixed Income Funds	23,855	24,617	-3%	24,433	-2%
Institutional/HNW account inflows	7,692	Bank Loan Funds	18,021	20,381	-12%	21,006	-14%
Institutional/HNW account outflows	(4,352)	Cash Management Funds	1,717	1,586	8%	1,614	6%
Retail managed account inflows	8,868	Separate Accounts	45,041	42,159	7%	38,013	18%
Retail managed account outflows	(3,603)	Total	$ 155,798	$ 161,671	-4%	$ 152,339	2%
Market value change	(12,989)
Change in cash management funds	103
Net change	3,459
Assets 7/31/2008 - end of period	$ 155,798

Table 3
Asset Flows by Investment Category (in millions)[1]

		Three Months Ended				Nine Months Ended
		July 31,	July 31,		July 31,		July 31,
		2008	2007		2008		2007
Equity fund assets - beginning of period		$ 70,547	$ 65,835		$ 72,928		$ 50,683
Sales/inflows		4,692	4,062		13,753		18,270
Redemptions/outflows		(2,285)	(1,640)		(6,691)		(4,592)
Exchanges		(16)	10		(84)		-
Market value change		(5,774)	(994)		(12,742)		2,912
Net change		(3,383)	1,438		(5,764)		16,590
Equity assets - end of period		$ 67,164	$ 67,273		$ 67,164		$ 67,273

Fixed income fund assets - beginning of period		24,187	24,478		24,617		21,466
Sales/inflows		1,441	1,965		4,598		6,090
Redemptions/outflows		(1,105)	(1,109)		(3,787)		(2,423)
Exchanges		2	(62)		160		(43)
Market value change		(670)	(839)		(1,733)		(657)
Net change		(332)	(45)		(762)		2,967
Fixed income assets - end of period		$ 23,855	$ 24,433		$ 23,855		$ 24,433

Bank loan fund assets - beginning of period		17,977	21,413		20,381		19,982
Sales/inflows		951	1,996		3,095		5,668
Redemptions/outflows		(730)	(2,145)		(3,878)		(4,571)
Exchanges		(9)	(82)		(293)		(105)
Market value change		(168)	(176)		(1,284)		32
Net change		44	(407)		(2,360)		1,024
Bank loan assets - end of period		$ 18,021	$ 21,006		$ 18,021		$ 21,006

Long-term fund assets - beginning of period		112,711	111,726		117,926		92,131
Sales/inflows		7,084	8,023		21,446		30,028
Redemptions/outflows		(4,120)	(4,894)		(14,356)		(11,586)
Exchanges		(23)	(134)		(217)		(148)
Market value change		(6,612)	(2,009)		(15,759)		2,287
Net change		(3,671)	986		(8,886)		20,581
Total long-term fund assets - end of period		$ 109,040	$ 112,712		$ 109,040		$ 112,712

Separate accounts - beginning of period		44,390	36,541		42,159		33,048
Institutional/HNW account inflows		1,983	1,521		6,300		3,509
Institutional/HNW account outflows		(755)	(1,707)		(3,511)		(4,227)
Institutional/HNW assets acquired [2]		-	270		-		270
Retail managed account inflows		2,718	1,874		7,280		4,635
Retail managed account outflows		(1,072)	(633)		(2,801)		(1,676)
Separate accounts market value change		(2,223)	147		(4,386)		2,454
Net change		651	1,472		2,882		4,965
Separate accounts - end of period		$ 45,041	$ 38,013		$ 45,041		$ 38,013
Cash management fund assets - end of period		1,717	1,614		1,717		1,614
Total assets under management - end of period		$ 155,798	$ 152,339		$ 155,798		$ 152,339

		Table 4
		Long-Term Fund and Separate Account Net Flows (in millions)
		Three Months Ended				Nine Months Ended
		July 31,	July 31,		July 31,		July 31,
		2008	2007		2008		2007
Long-term funds:
Open-end and other funds		$ 3,104	$ 2,044		$ 7,261		$ 7,330
Closed-end funds		28	1,266		122		9,900
Private funds		(167)	(182)		(293)		1,212
Institutional/HNW accounts		1,228	(186)		2,789		(718)
Retail managed accounts		1,646	1,241		4,479		2,959
Total net flows		$ 5,839	$ 4,183		$ 14,358		$ 20,683

1 Assets and flows for all non-Eaton Vance funds subadvised by Atlanta Capital, Fox Asset Management and Parametric Portfolio Associates, which were previously reported in the Long-term fund category have been reclassified to the Institutional/HNW separate account category for all periods presented.

2 Managed Risk Advisors, LLC acquired by Eaton Vance subsidiary, Parametric Portfolio Associates LLC, in May 2007.